                                                                   EXHIBIT 99.4

                         INDEX TO FINANCIAL STATEMENTS
                       AND FINANCIAL STATEMENTS SCHEDULE

Marvel Enterprises, Inc. (f/k/a Toy Biz, Inc.)
----------------------------------------------
Report of Independent Auditors...........................................  F-2
Consolidated Balance Sheets as of December 31, 1997 and December 31,
 1998....................................................................  F-3
Consolidated Statements of Operations for the years ended December 31,
 1996, 1997, and 1998....................................................  F-4
Consolidated Statements of Stockholders' Equity for the years ended
 December 31, 1996, 1997, and 1998.......................................  F-5
Consolidated Statements of Cash Flows for the years ended December 31,
 1996, 1997, and 1998....................................................  F-6
Notes to Consolidated Financial Statements...............................  F-7

Financial Statement Schedule
Schedule II-Valuation and Qualifying Accounts............................ F-30

   All other schedules prescribed by the accounting regulations of the Securities and Exchange Commission are not required or are inapplicable and therefore have been omitted.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders of Marvel Enterprises, Inc.

   We have audited the accompanying consolidated balance sheets of Marvel Enterprises, Inc. (formerly Toy Biz, Inc.) and subsidiaries (the "Company") as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Marvel Enterprises, Inc. and subsidiaries at December 31, 1997 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming that Marvel Enterprises, Inc. will continue as a going concern. As more fully described in Note 1, the Company has a substantial working capital deficiency due to the required repayment of the Bridge Loan on September 27, 1999 and operating losses in 1997 and 1998. In addition, the Company has not complied with financial and other covenants of the Bridge Loan agreement and its credit facility, which could require immediate payment of the outstanding debt balance after March 15, 1999, if requested by the banks. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                          /s/ Ernst & Young LLP

New York, New York
February 5, 1999 except for Note 3,
as to which the date is February 11, 1999

                            MARVEL ENTERPRISES, INC.

                            (formerly Toy Biz, Inc.)

                          CONSOLIDATED BALANCE SHEETS

                                           December 31,       December 31,
                                               1997               1998
                                         ----------------   ----------------
                                         (in thousands, except share data)
ASSETS
Current assets:
 Cash and cash equivalents..............   $          7,596   $         43,691
 Accounts receivable, net (Note 4)......             50,395             50,312
 Inventories, net (Note 4)..............             22,685             32,598
 Assets held for resale (Note 3)........              4,136             26,000
 Income tax receivable (Note 10)........             17,542              7,396
 Deferred income taxes, net (Note 10)...              8,034                538
 Deferred financing costs...............                --               8,281
 Prepaid expenses and other.............              6,584              3,768
                                           ----------------   ----------------
   Total current assets.................            116,972            172,584
Molds, tools and equipment, net (Note
 4).....................................             17,013             15,548
Product and package design costs, net
 (Note 4)...............................              7,616              5,909
Goodwill and other intangibles, net
 (Note 4)...............................              9,305            487,731
Other assets............................                --               5,053
Deferred income taxes, net (Note 10)....                --               3,079
                                           ----------------   ----------------
   Total assets.........................   $        150,906   $        689,904
                                           ================   ================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable.......................   $          5,354   $          7,294
 Accrued expenses and other (Notes 4 and
  10)...................................             25,571             70,672
 Borrowings (Note 5)....................             12,000            200,000
 Administrative claims payable (Note
  13)...................................                --              19,914
 Unsecured creditors payable (Note 1)...                --               8,096
                                           ----------------   ----------------
   Total current liabilities............             42,925            305,976
                                           ----------------   ----------------
Panini liability (Note 1)...............                --              27,000
Deferred income taxes (Note 10) ........                --                 924
                                           ----------------   ----------------
   Total liabilities....................             42,925            333,900
                                           ----------------   ----------------
Commitments and contingencies (Note 13)
8% cumulative convertible exchangable
 preferred stock, $.01 par value,
 75,000,000 shares authorized,
 17,238,000 issued and outstanding,
 liquidation preference $10 per share as
 of December 31, 1998 ..................                --             172,380
                                           ----------------   ----------------
Stockholders' equity (Note 6)
Preferred stock, $.01 par value,
 25,000,000 shares authorized, none
 issued.................................                --                 --
Common stock, $.01 par value,
 100,000,000 shares authorized,
 27,746,127 issued and outstanding at
 December 31, 1997 and 250,000,000
 shares authorized, 40,846,127 issued
 and 33,452,127 outstanding as of
 December 31, 1998......................                277                408
Additional paid-in capital..............             70,578            215,035
Retained earnings.......................             37,126              1,136
                                           ----------------   ----------------
   Total stockholders' equity before
    treasury stock......................            107,981            216,579
Treasury stock, 7,394,000 shares........                --             (32,955)
                                           ----------------   ----------------
   Total stockholders' equity ..........            107,981            183,624
                                           ----------------   ----------------
   Total liabilities, redeemable
    convertible preferred stock and
    stockholders' equity ...............   $        150,906   $        689,904
                                           ================   ================

                See Notes to Consolidated Financial Statements.

                            MARVEL ENTERPRISES, INC.

                            (formerly Toy Biz, Inc.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  Years Ended December 31,
                                                 -----------------------------
                                                   1996      1997       1998
                                                 --------  ---------  --------
                                                  (in thousands, except per
                                                         share data)
Net sales......................................  $221,624  $ 150,812  $232,076
Cost of sales..................................   116,455    106,951   127,978
                                                 --------  ---------  --------
Gross profit...................................   105,169     43,861   104,098
Operating expenses:
  Selling, general and administrative..........    61,876     72,081    97,135
  Depreciation and amortization................    15,674     20,548    19,332
  Amortization of goodwill and other
   intangibles.................................       404        520     7,091
                                                 --------  ---------  --------
    Total expenses.............................    77,954     93,149   123,558
                                                 --------  ---------  --------
Operating income (loss)........................    27,215    (49,288)  (19,460)
Interest expense...............................      (112)      (776)   (9,440)
Other income (expense), net....................       708        414       676
                                                 --------  ---------  --------
  Income (loss) before income taxes............    27,811    (49,650)  (28,224)
  Income tax expense (benefit) (Note 10).......    11,124    (20,185)    4,386
                                                 --------  ---------  --------
    Net income (loss)..........................  $ 16,687  $ (29,465) $(32,610)
                                                 --------  ---------  --------
Less: preferred dividend requirement...........       105         71     3,380
                                                 --------  ---------  --------
  Net income (loss) attributable to Common
   Stock.......................................  $ 16,582  $ (29,536) $(35,990)
                                                 ========  =========  ========
Basic and diluted net income (loss) per common
 share.........................................  $   0.61  $   (1.06) $  (1.23)
Weighted average number of common and common
 equivalent shares outstanding (in thousands)..    27,366     27,746    29,173


                See Notes to Consolidated Financial Statements.

                            MARVEL ENTERPRISES, INC.

                            (formerly Toy Biz, Inc.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                         Common Stock
                         --------------
                                        Additional
                                         Paid-In   Retained  Treasury
                         Shares  Amount  Capital   Earnings   Stock     Total
                         ------  ------ ---------- --------  --------  --------
                                       (in thousands)
Balance at December 31,
 1995................... 27,020   $270   $ 61,158  $ 49,904       --   $111,332
Proceeds from secondary
 offering...............    700      7      9,096       --        --      9,103
Exercise of stock op-
 tions..................     23    --         438       --        --        438
Accretion of redeemable
 preferred stock........    --     --        (105)      --        --       (105)
Net income for 1996.....    --     --         --     16,687       --     16,687
                         ------   ----   --------  --------  --------  --------
Balance at December 31,
 1996................... 27,743    277     70,587    66,591       --    137,455
Exercise of stock op-
 tions..................      3    --          62       --        --         62
Accretion of redeemable
 preferred stock........    --     --         (71)      --        --        (71)
Net loss for 1997.......    --     --         --    (29,465)      --    (29,465)
                         ------   ----   --------  --------  --------  --------
Balance at December 31,
 1997................... 27,746    277     70,578    37,126       --    107,981
Capital contribution
 (Note 1)...............    --     --       1,500       --        --      1,500
Capital transactions in
 connection with
 Acquisition--Note 1:
  Issuance of common
   stock................ 13,100    131    125,957       --        --    126,088
  Valuation of
   warrants.............    --     --      17,000       --        --     17,000
  Acquisition of
   treasury stock....... (7,394)   --         --        --    (32,955)  (32,955)
Preferred dividend de-
 clared.................    --     --         --     (3,380)      --     (3,380)
Net loss for 1998.......    --     --         --    (32,610)      --    (32,610)
                         ------   ----   --------  --------  --------  --------
Balance at December 31,
 1998................... 33,452   $408   $215,035  $  1,136  $(32,955) $183,624
                         ======   ====   ========  ========  ========  ========



                See Notes to Consolidated Financial Statements.

                            MARVEL ENTERPRISES, INC.

                            (formerly Toy Biz, Inc.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  Years Ended December 31,
                                                 -----------------------------
                                                   1996      1997      1998
                                                 --------  --------  ---------
                                                       (in thousands)
Net income (loss)............................... $ 16,687  $(29,465) $ (32,610)
Adjustments to reconcile net income (loss) to
 net cash provided by (used in) operating
 activities:
  Depreciation and amortization.................   16,078    21,068     26,423
  Deferred financing charges....................      --        --       2,596
  Deferred income taxes.........................   (2,032)   (1,321)     7,494
  Changes in operating assets and liabilities:
    Accounts receivable.........................  (20,843)   45,076     13,183
    Inventories.................................   (3,740)   (2,452)    (7,317)
    Income tax receivable.......................      --    (17,542)    10,146
    Prepaid expenses and other..................   (1,591)     (581)     2,953
    Deferred charges and other assets...........      --        --      (4,918)
    Accounts payable, accrued expenses and other
     ...........................................    1,407    (4,883)    24,034
    Administrative claims payable...............   (6,838)    2,851    (12,985)
                                                 --------  --------  ---------
Net cash (used in) provided by operating
 activities.....................................     (872)   12,751     28,999
                                                 --------  --------  ---------
Cash flow used in investing activities:
  Acquisition of Marvel Entertainment Group,
   Inc., net of cash received (Note 1)..........      --        --    (257,865)
  Purchases of molds, tools and equipment.......  (15,352)  (12,448)   (10,702)
  Expenditures for product and package design
   costs........................................   (8,213)   (5,169)    (4,955)
  Patents.......................................     (283)     (127)    (1,668)
  (Purchase) sale of Colorforms assets..........      --     (4,556)     2,786
                                                 --------  --------  ---------
  Net cash used in investing activities.........  (23,848)  (22,300)  (272,404)
                                                 --------  --------  ---------
Cash flow from financing activities:
  Proceeds from bridge facility.................      --        --     200,000
  Exercise of stock option......................      438        62        --
  Net borrowings (repayments) under credit
   agreement....................................      --     12,000    (12,000)
  Redemption of Preferred Stock.................   (1,440)     (939)       --
  Proceeds from capital contribution............      --        --       1,500
  Proceeds from Preferred Stock offering........      --        --      90,000
  Proceeds from additional public offering......    9,260       --         --
                                                 --------  --------  ---------
  Net cash provided by financing activities.....    8,258    11,123    279,500
                                                 --------  --------  ---------
  Net (decrease) increase in cash and cash
   equivalents..................................  (16,462)    1,574     36,095
  Cash and cash equivalents at beginning of
   year.........................................   22,484     6,022      7,596
                                                 --------  --------  ---------
  Cash and cash equivalents at end of year...... $  6,022  $  7,596  $  43,691
                                                 ========  ========  =========
Supplemental disclosure of cash flow
 information:
  Interest paid during the period............... $    149  $    820    $ 5,302
  Net income taxes paid (recovered) during the
   year.........................................   16,156      (476)   (12,594)
Other non-cash transactions:
  Preferred stock dividends.....................      105        71      3,380
  Issuance of securities in connection with the
   acquisition of Marvel Entertainment Group,
   Inc., and treasury stock
   (Note 1).....................................      --        --     189,133

                See Notes to Consolidated Financial Statements.

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998

1. Description of Business and Basis of Presentation

   The Company designs, markets and distributes boys', girls', preschool, activity and electronic toys based on popular entertainment properties and consumer brand names. The Company also designs, markets and distributes its own line of proprietary toys. The Company's toy business is conducted both domestically and internationally. Through its acquisition of MEG, one of the world's most prominent character-based entertainment companies with a proprietary library of over 3,500 characters, the Company has entered the licensing and comic book publishing businesses domestically and internationally.

   The term the "Company" and the term "Marvel" each refer to Marvel Enterprises, Inc., and its subsidiaries after the acquisition. The term "MEG" refers to Marvel Entertainment Group, Inc., and its subsidiaries, prior to the consummation of the acquisition, and its emergence from bankruptcy and the term "Toy Biz, Inc." refers to the Company prior to the consummation of the acquisition.

   Toy Biz, Inc. was formed on April 30, 1993 pursuant to a Formation and Contribution Agreement ("Formation Agreement"), entered into by a predecessor company to Toy Biz, Inc. (the "Predecessor Company"), Mr. Isaac Perlmutter (the sole stockholder of the Predecessor Company), MEG and Avi Arad ("Mr. Arad"). The Predecessor Company had been MEG's largest toy licensee. The Predecessor Company was incorporated in 1990, pursuant to an asset purchase agreement with Charan Industries, Inc.

   In accordance with the Formation Agreement, the Predecessor Company contributed all of its and an affiliate's assets ($23,335,000) and certain specified liabilities ($21,949,000) to Toy Biz, Inc. for 44% of Toy Biz, Inc.'s capital stock. Such specified liabilities included approximately $15,363,000 due to Mr. Perlmutter and other affiliated companies of the Predecessor Company. A portion of the assumed liabilities due to Mr. Perlmutter was paid in cash ($8,752,000) and the remainder of the assumed liabilities due to Mr. Perlmutter was converted into a promissory note ($6,611,000). MEG made a capital contribution of $500,000 for 46% of Toy Biz, Inc.'s capital stock and a loan, in the form of a note, of $8,507,000. In addition, MEG granted Toy Biz, Inc. an exclusive, perpetual and paid up license to design and distribute toys based on MEG characters. Pursuant to the Formation Agreement, in exchange for the contribution to Toy Biz, Inc. of his interests in certain license agreements with Toy Biz, Inc. and cash, Mr. Arad received 10% of Toy Biz, Inc.'s capital stock. In addition, Toy Biz, Inc. granted Mr. Arad the Arad Stock Option (the "Option") to acquire an additional 10% of Toy Biz, Inc.'s capital stock. Mr. Arad also agreed to enter into the Arad Consulting Agreement and the Master License Agreement.

   On October 1, 1998, pursuant to the Fourth Amended Joint Plan of Reorganization proposed by the senior secured lenders of MEG and Toy Biz, Inc. (the "Plan"), MEG became a wholly-owned subsidiary of Toy Biz, Inc. Toy Biz, Inc. also changed its name to Marvel Enterprises, Inc. on that date. The acquisition of MEG was accounted for using the purchase method of accounting. The results of the acquired business have been included in the Company's consolidated results of operations from October 1, 1998. The Plan was confirmed on July 31, 1998 by the United States District Court for the District of Delaware, which had been administering the MEG bankruptcy cases, and was approved by the Company's stockholders at a meeting on September 11, 1998.

   In accordance with the Plan, the Toy Biz, Inc. stockholders, other than MEG, immediately after the Reorganization continued to own approximately 40% of the outstanding common stock of the Company (assuming the conversion of all of the shares of 8% Cumulative Convertible Exchangeable Preferred Securities (the "8% Preferred Stock") issued by the Company pursuant to the Plan but not assuming the exercise of any warrants issued pursuant to the Plan) and the senior secured lenders of MEG received (i) approximately $231.8

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

million in cash and (ii) common and 8% Preferred Stock issued by the Company which (assuming the conversion of all 8% Preferred Stock) represent approximately 42% of the common stock of the Company. Investors purchased 9.0 million shares of 8% Preferred Stock that, represent approximately 18% of the common stock of the Company (assuming the conversion of all 8% Preferred Stock). Under the Plan, holders of allowed unsecured claims of MEG ("Unsecured Creditors") will receive (i) up to $8.0 million in cash and (ii) between 1.0 million and 1.75 million warrants having a term of four years and entitling the holders to purchase common stock of the Company at $17.25 per share. The exact amount of cash and warrants to be distributed to the Unsecured Creditors will be determined by reference to the aggregate amount of allowed unsecured claims. In addition, Unsecured Creditors will receive (i) distributions from any future recovery on certain litigation and (ii) a portion of the Stockholder Warrants as described below. Finally, the Plan provides that three other series of warrants (the "Stockholder Warrants") will be distributed to the Unsecured Creditors, to former holders of shares of MEG common stock, to holders of certain class securities litigation claims arising in connection with the purchase and sale of MEG common stock and to LaSalle National Bank. The Stockholder Warrants consist of (a) three-year warrants to purchase 4.0 million shares of common stock of the Company at $12.00 per share, (b) six-month warrants to purchase 3.0 million shares of 8% Preferred Stock for $10.65 per share subject to increase based upon the date of issuance of the six-month warrants and (c) four-year warrants to purchase 7.0 million shares of common stock of the Company at $18.50 per share. The recipients of the Stockholder Warrants will also be entitled to receive distributions from any future recovery on certain litigation. Certain other cash distributions were also provided for by the Plan in connection with settling certain of the disputes arising out of MEG's bankruptcy.

   In accordance with the Plan, two litigation trusts were formed on the consummation date of the Plan. Each litigation trust is now the legal owner of litigation claims that formerly belonged to MEG and its subsidiaries. The primary purpose of one of the trusts (the "Avoidance Litigation Trust") is to pursue bankruptcy avoidance claims. The primary purpose of the other trust (the "MAFCO Litigation Trust") is to pursue certain litigation claims against Ronald O. Perelman and various related entities and individuals. The Company has agreed to lend up to $1.1 million to the Avoidance Litigation Trust and up to $1.0 million to the MAFCO Litigation Trust, in each case on a revolving basis to fund the trust's professional fees and expenses. Each litigation trust is obligated to reimburse the Company for all sums advanced, with simple interest at the rate of 10% per year. Net litigation proceeds of each trust will be distributed to the trust's beneficiaries only after the trust has, among other things, paid all sums owed to the Company, released the Company from any further obligation to make loans to the trust, and established reserves to satisfy indemnification claims. The Company is entitled to 65.1% of net litigation proceeds from the Avoidance Litigation Trust. The Company is not entitled to any net litigation proceeds from the MAFCO Litigation Trust.

   The preliminary purchase price of MEG, including related fees and expenses, net of liabilities assumed, was approximately $446.9 million which included approximately $257.9 million in cash and the remainder in securities of the Company as outlined above, net of shares of the Company owned by MEG and reacquired in these transactions. Goodwill from the acquisition will be amortized over 20 years.

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998


   Based on a preliminary allocation of purchase price, the fair value of the assets and liabilities acquired is summarized below.

                                        (in thousands)
             Current assets............    $ 42,978
             Noncurrent assets.........       4,971
             Goodwill and other
              intangible assets........     483,874
             Current liabilities.......     (57,918)
             Non-current liabilities...     (27,000)
                                           --------
                                           $446,905
                                           ========

   In the preliminary allocation of the purchase price, Fleer/SkyBox ("Fleer"), MEG's subsidiaries engaged in the sale of sports and entertainment trading cards, is presented as an asset held for sale. In January 1999, the Company entered into an agreement to sell Fleer for $26.0 million in cash, subject to post-closing adjustment, and the assumption of certain liabilities. In addition, the Company does not currently intend to continue operating Panini S.p.A. ("Panini"), MEG's Italian subsidiary engaged in the children's activity sticker and adhesive paper business. Panini has a deficit in net tangible assets of approximately $130.7 million as of December 31, 1998; however, the Panini deficit in net tangible assets reflected in the preliminary allocation of the purchase price ($27.0 million) is the maximum amount of such deficit that the Company has guaranteed under the terms of the Plan. The $27.0 million liability is presented as a long-term liability on the Consolidated Balance Sheet as of December 31, 1998. The Company anticipates disposing of Panini in 1999.

   See Note 13 regarding contingencies related to, among other things, claims by unsecured creditors of MEG and other matters.

   Presented below are the unaudited pro forma results of the Company giving effect to the acquisition of MEG as if it has occurred as of the beginning of the periods presented:

                                                     For the Year Ended
                                                        December 31,
                                               --------------------------------
                                                    1997             1998
                                               ---------------  ---------------
                                               (in millions except per share)
      Net sales...............................          $220.3           $274.5
      Operating loss..........................           (79.4)           (33.9)
      Net loss................................           (96.1)           (81.0)
      Basic and diluted loss per share........           (3.28)           (2.82)

   The Company consummated the Plan and the Merger by utilizing interim financing arrangements (the "Bridge Loan"). The Bridge Loan must be repaid by September 27, 1999. The Company has a substantial working capital deficiency due to the required repayment of a bridge loan on September 27, 1999 and operating losses in 1997 and 1998. In addition, the Company has not complied with financial and other covenants of the Bridge Loan agreement and its credit facility, which could require immediate payment of the outstanding debt balance after March 15, 1999, if requested by the banks. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company anticipates completing the issuance of a $250.0 million Senior Notes ("Notes") offering (the "Notes Offering") in a private placement exempt from registration under the Securities Act of 1933, as amended, before the end of February 1999. The proceeds of the Notes Offering will be

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

used to repay the Bridge Loan and for working capital needs. There is no certainty that the Company can complete the Notes Offering. The financial statements do not include any adjustments to reflect the possible further effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the Company not completing the Notes Offering due to the outcome of this uncertainty.

2. Summary of Significant Accounting Policies

 Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its subsidiaries, except for Panini and Fleer (see Note 1). Upon consolidation, all significant intercompany accounts and transactions are eliminated.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The principal areas of judgement relate to provisions for returns, other sales allowances and doubtful accounts, the realizability of inventories, goodwill and other intangible assets, and the impairment reserve for minimum royalty guarantees and minimum advances, molds, tools and equipment, and product and package design costs. Actual results could differ from those estimates.

 Cash Equivalents

   The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

 Inventories

   Inventories are valued at the lower of cost (first-in, first-out method) or market.

 Molds, Tools, and Equipment

   Molds, tools and equipment are stated at cost less accumulated depreciation and amortization. The Company owns the molds and tools used in production of the Company's products by third-party manufacturers. At December 31, 1998, certain of these costs related to products that were not yet in production or were not yet being sold by the Company. For financial reporting purposes, depreciation and amortization is computed by the straight-line method generally over a three-year period (the estimated selling life of related products) for molds and tooling costs and over the useful life for furniture and fixtures and office equipment. On an ongoing basis the Company reviews the lives and carrying value of molds and tools based on the sales and operating results of the related products. If the facts and circumstances suggest a change in useful lives or an impairment in the carrying value, the useful lives are adjusted and unamortized costs are written off accordingly. Write-offs, in excess of normal amortization, which are included in depreciation and amortization on the accompanying Consolidated Statements of Operations for the years ended December 31, 1996, 1997 and 1998 were approximately $364,000, $2,174,000 and $1,418,000 respectively.

 Product and Package Design Costs

   The Company capitalizes costs related to product and package design when such products are determined to be commercially acceptable. Product design costs include costs relating to the preparation of precise detailed

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

mechanical drawings and the production of sculptings and other handcrafted models from which molds and dies are made. Package design costs include costs relating to art work, modeling and printing separations used in the production of packaging. At December 31, 1998, certain of these costs related to products that were not yet in production or were not yet being sold by the Company. For financial reporting purposes, depreciation and amortization of product and package design is computed by the straight-line method generally over a three-year period (the estimated selling life of related products). On an ongoing basis the Company reviews the useful lives and carrying value of product and package design costs based on the sales and operating results of the related products. If the facts and circumstances suggest a change in useful lives or an impairment in the carrying value, the useful lives are adjusted and unamortized costs are written off accordingly. Write-offs, in excess of normal amortization, which are included in depreciation and amortization on the accompanying Consolidated Statements of Operations, for the years ended December 31, 1996, 1997 and 1998 were approximately $1,164,000, $1,230,000 and
$1,425,000 respectively.

 Goodwill and Other Intangibles

   Goodwill and other intangibles are stated at cost less accumulated amortization. Goodwill is principally amortized over 20 years and other intangibles are amortized over 3 to 10 years. For the years ended December 31, 1996, 1997 and 1998, amortization of goodwill and other intangibles were approximately $404,000, $520,000 and $7,091,000, respectively.

 Long-Lived Assets

   In accordance with Financial Accounting Standards Board ("FASB") Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", the Company records impairment losses on long-lived assets used in operations, including intangible assets, when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.

 Deferred Financing Costs

   Deferred financing costs, which are mainly costs associated with the Company's Bridge Facility, are amortized over the term of the related agreements.

 Research and Development

   Research and development ("R&D") costs are charged to operations as incurred. For the years ended December 31, 1996, 1997 and 1998, R&D expenses were $5,298,000, $4,599,000 and $4,498,000, respectively.

 Revenue Recognition

   Sales are recorded upon shipment of merchandise and a provision for future returns and other sales allowances is established based upon historical experience and management estimates. In certain cases, sales made on a returnable basis are recorded net of provisions for estimated returns. These estimates are revised as necessary to reflect actual experience and market conditions.

   Subscription revenues generally are collected in advance for a one year subscription and are recognized as income on a pro rata basis over the subscription period.

   Income from distribution fees, licensing and sub-licensing of characters owned by the Company are recorded in accordance with the distribution agreement and at the time characters are available to the licensee

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

and collection is reasonably assured. Receivables from licensees due more than one year beyond the balance sheet date are discounted to their present value. For the years ended December 31, 1996, 1997 and 1998, toy distribution fees and sub-licensing revenues were $13,637,000, $3,265,000 and $1,250,000, respectively.

 Advertising Costs

   Advertising production costs are expensed when the advertisement is first run. Media advertising costs are expensed on the projected unit of sales method during interim periods. For the years ended December 31, 1996, 1997 and 1998, advertising expenses were $25,471,000, $27,910,000 and $31,762,000, respectively. At December 31, 1997 and 1998, the Company had incurred $420,000 and $469,000, respectively, of prepaid advertising costs, principally related to production of advertisement that will be first run in fiscal 1998 and 1999, respectively.

 Royalties

   Minimum guaranteed royalties, as well as royalties in excess of minimum guarantees, are expensed based on sales of related products. The realizability of advanced minimum guarantees paid is evaluated by the Company based on the projected sales of the related products.

 Income Taxes

   The Company uses the liability method of accounting for income taxes as required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of assets and liabilities and are measured using tax rates and laws that are scheduled to be in effect when the differences are scheduled to reverse.

   Income tax expense includes U.S. and foreign income taxes, including U.S. Federal taxes on undistributed earnings of foreign subsidiaries to the extent that such earnings are planned to be remitted.

 Foreign Currency Translation

   The financial position and results of operations of the Company's Hong Kong and Mexican subsidiaries are measured using the U.S. dollar as the functional currency. Assets and liabilities are translated at the exchange rate in effect at year end. Income statement accounts and cash flows are translated at the average rate of exchange prevailing during the period. Translation adjustments, which were not material, arising from the use of differing exchange rates are included in the results of operations.

 Fair Value of Financial Instruments

   The fair value of all debt instruments approximate their carry value due to their short term maturity and variable interest rates.

 Concentration of Risk

   A large number of the Company's toy products are manufactured in China, which subjects the Company to risks of currency exchange fluctuations, transportation delays and interruptions, and political and economic disruptions. The Company's ability to obtain products from its Chinese manufacturers is dependant upon the United States' trade relationship with China. The "most favored nation" status of China, which is reviewed annually by the United States government, is a regular topic of political controversy. The loss of China's "most

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

favored nation" status would increase the cost of importing products from China significantly, which could have a material adverse effect on the Company.

Marvel distributes its comic books to the direct market through the only major comic book distributor. Termination of this distribution agreement could significantly disrupt publishing operations.

See Note 8 regarding major toy customers.


Earnings Per Share

   In 1997, the Financial Accounting Standards Board issued Statement No. 128. Earnings Per Share ("Statement 128"). Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. Net income (loss) per common share is computed by dividing net income (loss), less the amount applicable to preferred dividends, by the weighted average common shares outstanding during the period. All income (loss) per share amounts for all periods have been presented and where appropriate, restated to conform to Statement 128 requirements.

Comprehensive Income

   In June 1997, the Financial Accounting Standards Board issued Statement No. 130 ("SFAS 130") Reporting Comprehensive Income. The Company's adoption of SFAS 130 had no effect on the Company as the Company does not have any comprehensive income items.

Accounting for Derivative Instruments and Hedging Activities

   In June 1998, the Financial Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted beginning in fiscal 2000. The statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. Management does not anticipate that the adoption of the new Statement will have a significant effect on earnings or the financial position of the Company.

3. Assets Held for Resale

   Shortly after the acquisition of MEG, the Company concluded that Fleer did not fit the Company's long-term strategy and the Company decided to dispose of this operation. On February 11, 1999, the Company sold substantially all of Fleer's assets for approximately $26.0 million in cash, subject to post-closing adjustments and assumptions of certain liabilities. $15.0 million of the proceeds were utilized to repay the Bridge Facility (see Note 5). The Company remains liable under certain contracts of the Fleer business and have been indemnified against such liabilities by the purchase of such business.

   The Company does not currently intend to continue operating the Panini business. The Company has recorded a liability equal to its guarantee of Panini's debt.

   On March 25, 1997, the Company acquired all of the assets of Colorforms Inc. ("Colorforms"). The purchase price was approximately $5.0 million, excluding fees and expenses, consisting of approximately $2.9 million in cash paid at the closing and the assumption of approximately $2.1 million of accounts payable and

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

accrued liabilities at the closing date. The Company utilized cash available under its Chase Credit Facility (see note 5) to finance the acquisition. The transaction was accounted for as a purchase. The results of Colorforms are included in the Company's consolidated financial statements from the date of acquisition.

   During 1997, the Company concluded that Colorforms did not fit the Company's long-term strategy and the Company decided to dispose of this operation. On January 30, 1998, the Company sold Colorforms for approximately $4.35 million, of which $3.0 million was paid in cash with a promissory note representing the remainder of $1.35 million due in August 1998 through May 1999. As of December 31, 1997, assets held for sale are $4.1 million.

                            MARVEL ENTERPRISES, INC.

                            (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998


4. Details of Certain Balance Sheet Accounts

                                                               December 31,
                                                             -----------------
                                                              1997      1998
                                                             -------  --------
                                                              (in thousands)
Accounts receivable, net, consists of the following:
 Accounts receivable.......................................  $80,212  $ 75,235
 Less allowances for:
  Doubtful accounts........................................     (430)   (3,608)
  Advertising, markdowns, returns, volume discounts and
   other...................................................  (29,387)  (21,315)
                                                             -------  --------
    Total..................................................  $50,395  $ 50,312
                                                             =======  ========
Inventories, net, consist of the following:
 Toys:
  Finished goods...........................................  $17,518  $ 24,685
  Component parts, raw materials and work-in-process.......    5,167     3,977
                                                             -------  --------
    Total Toys.............................................   22,685    28,662
 Publishing:
  Finished goods...........................................      --        754
  Editorial and raw materials..............................      --      3,182
                                                             -------  --------
    Total publishing.......................................              3,936
                                                             -------  --------
    Total..................................................  $22,685  $ 32,598
                                                             =======  ========
Molds, tools and equipment, net, consists of the following:
 Molds, tools and equipment................................  $26,873  $ 21,465
 Office equipment and other................................    7,539    17,255
 Less accumulated depreciation and amortization............  (17,399)  (23,172)
                                                             -------  --------
    Total..................................................  $17,013  $ 15,548
                                                             =======  ========
Product and package design costs, net, consists of the
 following:
 Product design costs......................................  $11,113  $  8,125
 Package design costs......................................    4,404     3,567
 Less accumulated amortization.............................   (7,901)   (5,783)
                                                             -------  --------
    Total..................................................  $ 7,616  $  5,909
                                                             =======  ========
Goodwill and other intangibles, net, consists of the
 following:
 Goodwill (Note 1).........................................  $ 9,453  $492,424
 Patents and other intangibles.............................      818     3,726
 Less accumulated amortization.............................     (966)   (8,419)
                                                             -------  --------
    Total..................................................  $ 9,305  $487,731
                                                             =======  ========
Accrued expenses and other consists of the following:
 Accrued advertising costs.................................  $11,544  $  8,183
 Accrued royalties.........................................    2,228     9,584
 Inventory purchases.......................................    4,909     7,389
 Deferred financing costs..................................      --      4,000
 Income taxes payable......................................    3,495     4,709
 Deferred income taxes payable.............................      540     2,693
 Litigation Trust accrual..................................      --      2,100
 Other accrued expenses....................................    2,855    32,014
                                                             -------  --------
    Total..................................................  $25,571  $ 70,672
                                                             =======  ========

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998


5. Debt Financing

   To partially finance the acquisition of MEG, the Company obtained a $200.0 million loan (the "Bridge Facility") from UBS AG, Stamford Branch ("UBS AG"). The Bridge Facility bears interest at either the bank's base rate (defined as the higher of the prime rate or the sum of 1/2 of 1% plus the Federal Funds
Rate) plus 5.50% or at the Eurodollar rate plus 6.50%. Both margins increase by 0.50% on April 30, 1999 and by an additional 0.50% on the last day of each three-month period thereafter. The Company incurred a commitment fee for the Bridge Facility upon signing and is required to pay an additional continuation fee of 2% if the Company has not refinanced the facility on or prior to April 30, 1999. The Bridge Facility is required to be repaid by September 27, 1999.

   On September 28, 1998, the Company and UBS AG entered an agreement for a $50.0 million Revolving Credit Facility ("UBS Credit Facility"). The UBS Credit Facility bears interest at either the bank's base rate (defined as the higher of the prime rate or the sum of 1/2 of 1% plus the Federal Funds Rate) plus a margin ranging from 0.75% to 1.25% depending on the Company's financial performance or at the Eurodollar rate plus a margin ranging from 1.75% to 2.25% depending on the Company's financial performance. The UBS Credit Facility requires the Company to pay a commitment fee of 0.50% per annum on the average daily unused portion of the facility. There have been no borrowings under the UBS Credit Facility. The Company had approximately $1.6 million in letters of credit outstanding as of December 31, 1998, which reduce the available amount under the UBS Credit Facility. UBS's commitment to advance funds and issue letters of credit under the UBS Credit Facility has been terminated effective as of February 3, 1999.

   The Bridge Facility and the UBS Credit Facility are secured by all of the Company's assets (other than Panini) and contain various financial covenants, as well as restrictions on new indebtedness, acquisitions and similar investments, the sale or transfer of assets, capital expenditures, restricted payments, payment of dividends, issuing guarantees and creating liens. In addition, the Company cannot pay cash dividends as long as the Bridge Loan is outstanding. The UBS Credit Facility also requires an annual reduction of outstanding borrowings to zero for a period of at least thirty consecutive calendar days from October 1, 1998 to December 31, 1999 and during each fiscal year thereafter.

   The Company has not complied with certain of the financial and other covenants of the Bridge Facility and UBS Credit Facility, which have been waived through March 15, 1999. UBS AG could require repayment of the outstanding debt balances upon the expiration of the waiver.

   Prior to October 1, 1998, the Company had a revolving line of credit (the "Chase Credit Facility") with a syndicate of banks for which The Chase Manhattan Bank served as administrative agent. The Chase Credit Facility provided that the Company could borrow an aggregate amount up to $29.0 million, subject to certain borrowing base limitations based upon the level of the Company's receivables and inventory. This facility was terminated at the closing of the MEG acquisition and replaced with the UBS Credit Facility.

   The interest rate for borrowing as of December 31, 1997 and 1998 was 8.50% and 12.10%, respectively and the weighted average interest rate for 1997 and 1998 was 8.44% and 11.31%, respectively. The maximum amounts outstanding during 1997 and 1998 were $12.0 million and $200.0 million, respectively.

   The interest expense, including amortization of Bridge Facility commitment fees and other costs in 1998, for the years ended December 31, 1996, 1997 and 1998 were $112,000, $776,000 and $9,440,000, respectively.

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc).

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

6. Stockholders' Equity

   On September 11, 1998, the Company's stockholders approved changes in the Company's capital structure in connection with the approval of the Plan. These changes eliminated the Class B Common Stock, authorized an additional 150.0 million shares of common stock (for a maximum authorized amount of 250.0 million shares) and authorized 100.0 million shares of preferred stock, including 75.0 million shares of 8% Preferred Stock and 25.0 million shares of preferred stock with a $.01 par value.

   The 8% Preferred Stock is convertible into 1.039 fully paid and non-assessable shares of common stock of the Company. The Company is required to redeem all outstanding shares of the 8% Preferred Stock on October 1, 2011 at $10.00 per share plus all accrued and unpaid dividends. The 8% Preferred Stock generally votes together with the common stock on all matters. The Company has the option to pay the dividend in cash or additional 8% Preferred Stock, but cannot pay cash dividends on its 8% Preferred Stock as long as the Bridge Facility is outstanding. On January 4, 1999, the Company issued 338,000 shares of 8% Preferred Stock in payment of dividends declared and payable to stockholders of record at December 31, 1998. These shares are shown as outstanding at December 31, 1998.

   The Company issued the following securities in accordance with the Plan:
(a) 7.9 million shares of 8% Preferred Stock to MEG fixed senior secured lenders, (b) 9.0 million shares of 8% Preferred Stock to new investors at $10.00 per share, (c) 13.1 million shares of common stock to the MEG fixed senior secured lenders, (d) four-year warrants to purchase up to 1.75 million shares of common stock at $17.25 per share, (e) three-year warrants to purchase 4.0 million shares of common stock at $12.00 per share, (f) six-month warrants to purchase 3.0 million shares of preferred stock for $10.65 per share subject to increase based upon the date of issuance of the six-month warrants, and (g) four-year warrants to purchase 7.0 million shares of common stock at $18.50 per share. (See Note 1).

   The Company has reserved 3.0 million shares of 8% Preferred Stock for issuance upon exercise of warrants. In addition, the Company has reserved 39.4 million shares of common stock for issuance on conversion of the 8% Preferred Stock, and exercise of warrants and stock options.

   In connection with the Plan, the Company received a $1.5 million capital contribution from an affiliate of Mr. Perlmutter and Mr. Arad. Mr. Perlmutter and Mr. Arad received no additional equity for such contribution.

7. Stock Option Plans

   Under the terms of the Company's 1998 Stock Incentive Plan (the "Stock Incentive Plan"), incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units and performance shares may be granted to officers, employees, consultants and directors of the Company and its subsidiaries from time to time. In November 1998, the Company authorized a maximum aggregate number of shares of Common Stock as to which options and rights may be granted under the Stock Incentive Plan of 6.0 million shares, including options described below. All options granted and outstanding under the Company's previous stock incentive plan (the "1995 Stock Option Plan") and all previous stock option plans of MEG were canceled at or prior to the consummation of the Plan on October 1, 1998.

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc).

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998


   Information with respect to options under the stock option plans are as follows:

                                                                      Weighted
                                                                      Average
                                                                      Exercise
                                     Shares    Option Price per Share  Price
                                    ---------  ---------------------- --------
Outstanding at December 31, 1995...   995,602      $15.00-$22.625
Exercised..........................   (22,664)                        $18.000
Canceled...........................   (47,303)                        $18.119
Granted............................   195,250                         $17.111
                                    ---------
Outstanding at December 31, 1996... 1,120,885      $15.00-$22.625
Canceled...........................  (484,666)                        $18.115
Exercised..........................    (3,333)                        $18.000
Granted............................       --                          $   --
                                    ---------
Outstanding at December 31, 1997...   632,886      $15.00-$22.625
Canceled...........................  (632,886)                        $17.916
Exercised..........................       --                              --
Granted (under New Stock Incentive
 Plan)............................. 3,946,000                         $  6.05
                                    ---------
Outstanding at December 31, 1998... 3,946,000      $ 5.875-$ 6.25
                                    =========

   Options granted under the Stock Incentive Plan vest generally in four equal installments beginning with the date of grant. Of the outstanding options at December 31, 1998, options for 1,004,000 shares became exercisable on January 20, 1999 and 2,054,000 shares were available for future grants of options and rights. At December 31, 1998, the weighted average remaining contractual life of the options outstanding is 9.92 years.

   The Company accounts for its stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on date of grant, no compensation expense is recognized. In 1996, the Company elected to follow the disclosure-only provisions under FASB Statement No. 123, "Accounting for Stock-Based Compensation," ("FAS 123"). For the purposes of FAS 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                              Years Ended December 31,
                                        --------------------------------------
                                           1996         1997          1998
                                        ------------------------  ------------
                                        (in thousands, except per share data)
Net income (loss), as reported......... $    16,687 $    (29,465) $    (32,610)
Pro forma net income (loss)............      15,195      (29,816)      (35,679)
Pro forma net income (loss) per share
 attributable to Common Stock--basic
 and diluted........................... $      0.55 $      (1.08) $      (1.34)
                                        =========== ============  ============

   The fair value for each option grant under the stock option plans was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the various grants made during 1995 and 1996: risk free interest rates ranging from 5.26% to 7.19%; no dividend yield; expected volatility of .354; and expected lives of three years to five years. The weighted average assumptions for the 1998 grants are: 6.0% interest rate; no dividend yield; expected volatility of .567; and expected life of 3 years. The option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, the option valuation model requires the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc).

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

options have characteristics significantly different from those traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate in management's opinion, the existing model does not necessarily provide a reliable single measure of the fair value of its employee stock options.

   The effects of applying FAS 123 for providing pro forma disclosures are not likely to be representative of the effects on reported net income in future years.

8. Sales to Major Customers and International Operations

   The Company primarily sells its merchandise to major retailers, principally throughout the United States. Credit is extended based on an evaluation of the customer's financial condition, and, generally, collateral is not required. Credit losses are provided for in the financial statements and consistently were within management's expectation. In 1996 and 1997, the Marvel bankruptcy and concerns among retailers about the future of the Marvel brand caused customers to claim higher than expected return and other sales allowances.

   During the year ended December 31, 1996, two customers accounted for approximately 23% and 18% of total net sales. During the year ended December 31, 1997, three customers accounted for approximately 22%, 15% and 12% of total net sales. During the year ended December 31, 1998, three customers accounted for approximately 23%, 15% and 10% of total net toy sales.

   The Company's Hong Kong subsidiary supervises the manufacturing of the Company's products in China and sells such products internationally. All sales by the Company's Hong Kong subsidiary are made F.O.B. Hong Kong against letters of credit. During the years ended December 31, 1996, 1997 and 1998, international sales were approximately 20%, 22%, and 15%, respectively, of total net sales. During the years ended December 31, 1996, 1997 and 1998, the Hong Kong operations reported operating income of approximately $18,880,000, $5,868,000 and $4,224,000 and income before income taxes of $19,079,000,
$6,102,000 and $4,574,000, respectively. At December 31, 1997 and 1998, the
Company had assets in Hong Kong of approximately $28,660,000 and $29,966,000, respectively. The Hong Kong subsidiary represented $26,670,000 and $30,489,000, respectively, of the Company's consolidated retained earnings during the years ended December 31, 1997 and 1998.

9. Restructuring and Other Unusual Costs

   In connection with the consummation of the Plan (See Note 1), the Company reviewed its relationships with its foreign distributors, as well as the Company's relationship with certain suppliers, for business conflicts. As part of integrating MEG's operations with those of the Company, the Company plans on rationalizing its international licensing and product distribution relationships. In addition, certain products that were at various stages of design and marketing are being discontinued and written-off because of business conflicts that arose out of the acquisition of MEG.

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

   As a result of the above matters, the Company has recorded allowances and unusual charges of approximately $16.8 million for the year ended December 31, 1998, which relate to impairment of assets, severance costs and the settlement of litigation that arose in prior years regarding a licensing agreement. These costs are reflected in the following captions in the statement of operations.

                     (in thousands)
   Net sales
    (allowances)...  $        2,925
   Cost of sales...           1,193
   Selling general
    and
    administrative..         11,676
   Depreciation and
    amortization...           1,032
                     --------------
                     $       16,826
                     ==============
   Cash charges....  $        3,400
   Non-cash
    charges........  $       13,426
                     --------------
                     $       16,826
                     ==============

   Of these costs, approximately $14.9 million and $1.9 million were charged to the third and fourth quarters, respectively, of fiscal 1998. At December 31, 1998, $1.4 million of the cash charges remain unpaid. The Company expects to pay the remaining cash charges under contractual obligations extending to 2000.

10. Income Taxes

   The provision (benefit) for income taxes is summarized as follows:

                                                    Years Ended December 31,
                                                    --------------------------
                                                     1996      1997     1998
                                                    -------  --------  -------
                                                         (in thousands)
Current:
  Federal.......................................... $ 8,474  $(19,196) $(6,189)
  State............................................   1,943      (191)     410
  Foreign..........................................   2,739       523      824
                                                    -------  --------  -------
                                                    $13,156  $(18,864) $(4,955)
Deferred:
  Federal.......................................... $(1,586) $  1,287  $ 6,025
  State............................................    (446)   (2,608)   3,316
                                                    -------  --------  -------
                                                     (2,032)   (1,321)   9,341
                                                    -------  --------  -------
Income tax expense (benefit) ...................... $11,124  $(20,185) $ 4,386
                                                    =======  ========  =======

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998


   The differences between statutory Federal income tax rate and the effective tax rate are attributable to the following:

                                                            Years Ended
                                                           December 31,
                                                         --------------------
                                                         1996  1997     1998
                                                         ----  -----   ------
Federal income tax provision computed at the statutory
 rate................................................... 35.0% (35.0)% (35.0%)
State taxes, net of Federal income tax effect...........  5.0%  (5.7)%  (4.7%)
Non-deductible amortization expense.....................   --     --     7.9%
Increase in valuation allowance.........................   --     --    48.6%
Other...................................................   --     --    (1.3%)
                                                         ----  -----   ------
Total provision for income taxes........................ 40.0% (40.7)%  15.5%
                                                         ====  =====   ======

   For financial statement purposes, the Company records income taxes in accordance with FAS109 using a liability approach for financial accounting and reporting which results in the recognition and measurement of deferred tax assets based on the likelihood of realization of tax benefits in future years. Deferred taxes result from temporary differences in the recognition of income and expenses for financial and income tax reporting purposes and differences between the fair value assets acquired in business combinations accounted for as purchases and their tax bases. The approximate effect of temporary differences that gave rise to deferred tax balances were as follows:

                                                                  December 31,
                                                                 --------------
                                                                  1997   1998
                                                                 ------ -------
                                                                 (in thousands)
     Deferred tax assets:
       Accounts receivable ..................................... $1,762 $ 4,573
       Inventory................................................  2,447   6,623
       Sales returns reserves...................................    955   4,505
       Employment reserves......................................   (80)   3,999
       Restructuring reserves...................................    --      589
       Reserve related to foreign investments...................    --    2,373
       Other reserves...........................................    --    1,038
       Net operating loss carryforwards.........................  2,820  26,847
       Tax credit carryforwards.................................    --      657
       Other....................................................    130   3,759
                                                                 ------ -------
       Total gross deferred tax assets..........................  8,034  54,963
       Less valuation allowance.................................    --  (51,346)
                                                                 ------ -------
       Net deferred tax assets..................................  8,034   3,617
                                                                 ------ -------
     Deferred tax liabilities:
       Depreciation/amortization ...............................    540     636
       Licensing, net...........................................    --    2,981
                                                                 ------ -------
       Total gross deferred tax liabilities.....................    540   3,617
                                                                 ------ -------
     Net deferred tax asset (liability)......................... $7,494 $   --
                                                                 ====== =======

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

   During 1998, the Company recorded a valuation allowance against its deferred tax assets as it was not assured that such assets would be realized in the future. The total valuation allowance for 1998 includes $38,141,000 which, if realized, will be accounted for as a reduction of goodwill.

   At December 31, 1998, the Company expects to have a Federal net operating loss carryforward of approximately $40,000,000. This loss carryforward will expire in years 2008 through 2018. This $40,000,000 loss is subject to the separate return years limitation (commonly referred to as "SRLY") and a
Section 382 limitation. Any loss realized will be accounted for as a reduction of goodwill. Additionally, the Company expects to have a state and local net operating loss carryforward of approximately $103,000,000. The state and local loss carryforward will expire in various jurisdictions in years 1999 through 2018. This loss carryforward is generally subject to the Section 382 limitation but not the SRLY limitation. Benefit was not provided for either the Federal or state and local net operating loss carryforwards at December 31, 1998.

11. Quarterly Financial Data (unaudited)

   Summarized quarterly financial information for the years ended December 31, 1997 and 1998 is as follows:

                                           1997                                       1998
                         ------------------------------------------ -----------------------------------------
     Quarter Ended       March 31 June 30  September 30 December 31 March 31 June 30 September 30 December 31
     -------------       -------- -------  ------------ ----------- -------- ------- ------------ -----------
                                                (in thousands, except per share data)
Net sales............... $34,414  $34,452    $ 40,765    $ 41,181   $42,641  $48,675   $ 65,045    $ 75,715
Gross profit............  14,513   12,195      10,245       6,908    19,408   22,895     26,300      35,495
Operating income
 (loss).................     765   (8,676)    (18,505)    (22,872)    1,882    3,607    (11,969)    (12,980)
Net income (loss).......     475   (5,266)    (11,219)    (13,455)    1,076    2,106     (7,223)    (28,569)
Preferred divided
 requirement............      23       24          24         --        --       --         --        3,380
Basic and dilutive net
 income (loss) per
 common share........... $  0.02  $ (0.19)   $  (0.41)   $  (0.48)  $  0.04  $  0.08   ($  0.26)   $  (0.96)

   The income (loss) per common share computation for each quarter and the year are separate calculations. Accordingly, the sum of the quarterly income
(loss) per common share amounts may not equal the income (loss) per common share for the year.

   The fourth quarter of 1997 includes pretax adjustments of $7,762,000 related to year end adjustments which were not previously estimable. The Company believes most of these adjustments relate to the MEG bankruptcy and concerns among retailers about the future of the Marvel brand. See Note 9 for unusual charges in the third and fourth quarters of 1998.

12. Related Party Transactions

   Mr. Perlmutter indirectly purchased approximately $34.9 million of the 8% Preferred Stock in connection with the Plan. See Note 1.

   Prior to the Company's acquisition of MEG on October 1, 1998 (see Note 1), MEG provided support to the Company relating to licensing agreements, promotion, legal and financial matters. The cost for these support services has been included in selling, general and administrative expenses, and amounted to $262,000 and $141,000 for the years ended December 31, 1996 and 1997. The Company did not receive any services from MEG in 1998. At December 31, 1997, the Company had a receivable from MEG of $94,000.

   The Company entered into an exclusive license agreement pursuant to which MEG could use the Toy Biz trademark on online services and electronic networks, including the Internet. The license was limited to Marvel-

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

related products of the Company. MEG paid the Company $500,000 in 1996 for such license. The Company sold merchandise totaling $324,000 to a subsidiary of MEG during the year ended December 31, 1996. Related receivables of $207,000 at December 31, 1996 were subsequently collected.

   An affiliate of the Company, which is wholly-owned by Mr. Perlmutter, acts as the Company's media consultant in placing the Company's advertising and, in connection therewith, receives certain fees and commissions based on the cost of the placement of such advertising. During the years ended December 31, 1996, 1997 and 1998, the Company paid fees and commissions to the affiliate totaling approximately $965,000, $1,274,000 and $1,147,000, respectively, relating to such advertisements.

   The Company accrued royalties to Mr. Arad for toys he invented or designed of $1,848,000, $3,624,000 and $4,254,000 during the years ended December 31,
1996, 1997 and 1998, respectively. At December 31, 1996, the Company had a receivable from Mr. Arad for $505,000 related to reimbursement of expenses which was subsequently collected. At December 31, 1997 and 1998, the Company had an accrual to Mr. Arad of $197,000 and $396,000, respectively, for unpaid royalties.

   The Company shares office space and certain general and administrative costs with affiliated entities. Rent received from affiliates for the years ended December 31, 1996, 1997 and 1998 was $109,000, $116,000 and $105,000,
respectively. While certain costs are not allocated among the entities, the Company believes that it bears its proportionate share of these costs.

13. Commitments and Contingencies

   Leases: The Company is a party to various noncancellable operating leases involving office and warehouse space expiring on various dates from November 18, 1999 through April 30, 2004. The leases are subject to escalations based on cost of living adjustments and tax allocations. Minimum future obligations on these leases are as follows:

                                                                  (in thousands)
   1999..........................................................    $ 2,530
   2000..........................................................      2,284
   2001..........................................................      1,218
   2002..........................................................        283
   2003..........................................................        151
   Thereafter....................................................         50
                                                                     -------
                                                                     $ 6,516
                                                                     =======

   Rent expense amounted to approximately $788,000, $1,220,000, and $1,060,000 for the years ended December 31, 1996, 1997 and 1998, respectively.

   The Company is a party to various royalty agreements with future guaranteed royalty payments through 2001. Such minimum future obligations are as follows:

                                                                  (in thousands)
   1999..........................................................     $1,822
   2000..........................................................      1,570
   2001..........................................................      1,190
                                                                      ------
                                                                      $4,582
                                                                      ======

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

   The Company has recorded approximately $8,124,000 as a net receivable for minimum guaranteed royalties as of December 31, 1998. The portion receivable after one year from the balance sheet date is included in other assets. The minimum guaranteed royalties receivable are due as follows:

                                                                  (in thousands)
   1999..........................................................    $ 5,660
   2000..........................................................      2,670
   2001..........................................................        609
   2002 and thereafter...........................................      3,500
   Allowances and discounting....................................     (4,315)
                                                                     -------
                                                                     $ 8,124
                                                                     =======

Legal Matters

   The Company is a party to certain legal actions described below. In addition, the Company is involved in various other legal proceedings and claims incident to the normal conduct of its business. Although it is impossible to predict the outcome of any outstanding legal proceeding, the Company believes that its legal proceedings and claims (including those described below), individually and in the aggregate, are not likely to have a material adverse effect on its financial condition, results of operations or cash flows.

   Certain Bankruptcy Proceedings. As a result of the consummation of the Plan on October 1, 1998, all claims against MEG with respect to orders issued by the District Court in connection with the Plan have been released, as have all claims by MEG against the Company and all claims against the Company concerning the effect of the June 1997 change of control of MEG on the voting power of the stock in the Company owned by MEG.

   Spider-Man Litigation. The Company's subsidiaries, Marvel Entertainment Group, Inc. and Marvel Characters, Inc. (collectively, the "Marvel Parties"), are parties to a consolidated case pending in the Superior Court of the State of California for the County of Los Angeles to which Metro-Goldwyn-Mayer Studios Inc. and two of its affiliates ("MGM"), Columbia Tristar Home Video and related entities ("Sony"), Viacom International Inc. ("Viacom"), Menahem Golan and others are also parties. Insofar as the Marvel Parties are concerned, the litigation involves, on one hand, claims by each of MGM, Sony and Viacom of rights to produce or to distribute in certain media a feature length, live action motion picture based upon the Marvel Parties' Spider-Man character and on the other hand, the Marvel Parties' assertion that none of these parties has any such rights. In addition to declaratory relief and other equitable relief with respect to the right to produce or distribute a live action Spider-Man movie, the Marvel Parties and their adversaries have asserted unliquidated damage claims against one another on a variety of legal theories. The rights being asserted by MGM, Sony and Viacom are alleged to arise under a series of agreements, the first of which dates back to 1985, under which certain rights to produce and distribute a Spider-Man movie were granted by the Marvel Parties. Each of these agreements contemplated the production or distribution of a Spider-Man movie before a specified date after which the granted rights terminated or reverted to the Marvel Parties. The Marvel Parties contend that all rights granted under these agreements have expired or been terminated by agreement or that the claims asserted are barred for a variety of other reasons. On February 3, 1999, the court granted the Marvel Parties' motion for summary judgment dismissing certain of MGM's claims. Additional motions by the Marvel Parties for summary judgment dismissing other MGM claims and certain Viacom claims are scheduled for hearing in late February 1999. A trial is currently scheduled to begin in March 1999. The Spider-Man motion picture rights at issue in

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

the California consolidated case are also the subject of an adversary proceeding commenced by the chapter 11 trustee of the Marvel Parties in the District Court for a declaratory judgment that the Marvel Parties are the sole owners of the unencumbered right to produce and distribute a Spider-Man movie. The adversary proceeding was stayed by the District Court in August 1998, subject to the right of the Marvel Parties to apply to lift the stay if the California case is not adjudicated promptly. The Company believes that it will ultimately be successful in establishing its rights with respect to a Spider-Man movie and intends to litigate its claims vigorously.

   Wolfman v. New Line Cinema Corp. et al. On August 20, 1998, Marvin A. Wolfman commenced an action in the United States District Court for the Central District of California against New Line Cinema Corporation, Time Warner Companies, Inc., the Company, MEG and its wholly-owned subsidiary, Marvel Characters, Inc., and others. The complaint alleges that the motion picture Blade, produced and distributed by New Line pursuant to an agreement with MEG, as well as the Company's sale of action figure toys, infringes Wolfman's claimed copyrights and trademarks as the author of the original stories featuring the Blade and Deacon Frost characters (collectively, the "Work") and that Wolfman created the Work as an independent contractor engaged by MEG and granted MEG only the non-exclusive right to publish the Work in print for MEG's Tomb of Dracula series and that Wolfman had relied upon MEG to apply for registration of copyrights covering the Work in Wolfman's name. The complaint also charges the defendants in the action with unfair competition and other tortious conduct based upon Wolfman's asserted rights in the Work. The relief sought by the complaint includes a declaration that the defendants have infringed Wolfman's copyrights, compensatory and punitive damages, an injunction and various other forms of equitable relief. The Company believes that each and every component of the Work was created for MEG as a "work for hire" within the meaning of the applicable copyright statute and believes that all of Wolfman's claims are without merit and intends to defend the action vigorously if the action is allowed to proceed.

     In August 1998, MEG responded to the filing of Wolfman's California complaint by filing a motion in the District Court for an order imposing monetary sanctions against Wolfman for violating the automatic stay of actions against debtors or their property imposed under the bankruptcy laws. Shortly thereafter, Wolfman voluntarily dismissed the complaint against MEG, Marvel Characters, Inc., Marvel Studios and Marvel Comics and agreed in writing not to take any further action with respect to the California action without leave of the District Court. On October 30, 1998, Wolfman filed a motion in the District Court seeking leave to prosecute his claims in the California action, which motion was denied on January 7, 1999.

     Prior to commencing his action in California, on January 24, 1997, Wolfman filed a proof of claim in the bankruptcy cases of MEG and Marvel Characters, Inc., asserting ownership rights to the Blade and Deacon Frost characters, among others. The Company intends to object vigorously to this claim and to seek a declaration that Marvel Characters, Inc. (which is now a wholly-owned subsidiary of the Company), not Wolfman, is the lawful owner of the rights claimed by Wolfman.

     Administration Expense Claims Litigation. The Company has initiated litigation contesting the amount of certain Administration Expense Claims submitted to the Company for payment. While the amounts claimed are material to the Company's financial position, the Company believes that the ultimate resolution of these matters will not be material to the Company's financial condition, results of operations or cash flows.

14. Benefits Plans

   The Company has a 401(k) Plan for its employees. In addition, in connection with the sale of Fleer (see Note 3), the Company retained certain liabilities related to a noncontributory defined benefit pension plan for

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

salaried employees. In prior years, this plan was amended to prohibit participation by new participants. The accumulated benefit obligation is approximately $18.9 million. The funded value of plan assets is approximately $15.9 million and the pension liability at December 31, 1998 is approximately $3.0 million. Plan expenses for the years ended December 31, 1996, 1997, and 1998 were not significant.

15. Segment Information

   Following the Company's acquisition of MEG (see Note 1), the Company realigned its businesses into three segments: Toy Merchandising and Distributing, Publishing and Licensing Segments.

 Toy Merchandising and Distributing Segment

   The toy merchandising and distributing segment designs, develops, markets and distributes both innovative and traditional toys in the United States and internationally. The Company's toy products fall into three categories: toys based on its characters, proprietary toys designed and developed by the Company, and toys based on properties licensed to the Company by third parties. This segment derives revenues from products based on characters licensed from the licensing segment. In addition, the Company has diversified its product line by developing a proprietary line of toys, as well as by developing toys under licensing agreements with non-affiliated licensors.

 Publishing Segment

   The Company acquired its publishing segment of operations on October 1, 1998 (see Note 1).

   The publishing segment is a creator and publisher of comic books principally in North America. The acquired company has been publishing comic books since 1939 and has developed a roster of more than 3,500 Marvel Characters. The Company's titles feature classic Marvel Super Heroes and X-Men, newly developed Marvel Characters, and characters created by other entities and licensed to the Company.

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998


 Licensing Segment

   The Company acquired its licensing segment on October 1, 1998 (see Note 1).

   The licensing segment relates to the licensing of or joint ventures involving the Marvel Characters for use with (i) merchandise, (ii) promotions,
(iii) publishing, (iv) television and film, (v) on-line and interactive software and (vi) restaurants, theme parks and site-based entertainment.

                                        Toys    Publishing Licensing  Total
                                      --------  ---------- --------- --------
                                                  (in thousands)
Year ended December 31, 1996
Net sales............................ $221,624     --         --     $221,624
Gross profit.........................  105,169     --         --      105,169
Operating income.....................   27,215     --         --       27,215
EBITDA(1)............................   43,293     --         --       43,293
Total capital expenditures...........   23,848     --         --       23,848
                                        Toys    Publishing Licensing  Total
                                      --------  ---------- --------- --------
Year ended December 31, 1997
Net sales............................ $150,812     --         --     $150,812
Gross profit.........................   43,861     --         --       43,861
Operating (loss).....................  (49,288)    --         --      (49,288)
EBITDA(1)............................  (28,220)    --         --      (28,220)
Total capital expenditures...........   17,744     --         --       17,744
Identifiable assets for continuing
 operations.......................... $146,770     --         --     $146,770
Net assets held for disposition......    4,136     --         --        4,136
                                      --------     ---        ---    --------
Total identifiable assets............ $150,906     --         --     $150,906



                             Toys    Publishing Licensing  Corporate  Total
                           --------  ---------- ---------  --------- --------
                                       (in thousands)
Year ended December 31,
 1998
Net sales................. $212,436   $ 14,707  $  4,933        --   $232,076
Gross profit..............   92,743      6,820     4,535        --    104,098
Operating (loss)..........  (18,742)       258      (976)       --    (19,460)
EBITDA(1).................    1,259      1,409     4,295        --      6,963
Total capital
expenditures..............   17,325        --        --         --     17,325
Identifiable assets for
 continuing operations.... $149,842   $101,697  $401,098    $11,267  $663,904
Net assets held for
 disposition..............      --      26,000       --         --     26,000
                           --------   --------  --------    -------  --------
Total identifiable
 assets................... $149,842   $127,697  $401,098    $11,267  $689,904

--------
(1) "EBITDA" is defined as earnings before extraordinary items, interest expense, taxes, depreciation and amortization. EBITDA does not represent net income or cash flow from operations as those terms are defined by generally accepted accounting principles and does not necessarily indicate whether cash flows will be sufficient to fund cash needs.

 See Note 8 regarding sales to major customers and international operations of the Company's toy business.

                           MARVEL ENTERPRISES, INC.

                           (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

16.Supplemental Financial Information

   The following represents the supplemental consolidating condensed financial statements of Marvel Enterprises, Inc., which will be the issuer of the Notes, and its subsidiaries that will guarantee the Notes and the non-guarantor subsidiaries as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998.

                                         Issuer
                                          and        Non-
                                       Guarantors Guarantors  Total
                                       ---------- ---------- --------
                                               (in thousands)
For The Year Ended December 31, 1996
Net sales.............................  $176,641   $44,983   $221,624
Gross profit..........................    82,815    22,354    105,169
Operating income......................    12,116    15,099     27,215
Net income............................     3,526    13,161     16,687
For The Year Ended December 31, 1997
Net sales.............................  $117,571   $33,241   $150,812
Gross profit..........................    33,542    10,319     43,861
Operating (loss) income...............   (55,205)    5,917    (49,288)
Net (loss) income.....................   (34,613)    5,148    (29,465)
For The Year Ended December 31, 1998
Net sales.............................  $198,358   $33,718   $232,076
Gross profit..........................    91,293    12,805    104,098
Operating (loss) income...............   (23,784)    4,324    (19,460)
Net (loss) income.....................   (36,529)    3,919    (32,610)
                                         Issuer
                                          and        Non-     Inter-
                                       Guarantors Guarantors company    Total
                                       ---------- ---------- --------  --------
December 31, 1997
Current assets .......................  $107,430   $28,346   $(18,804) $116,972
Non-current assets....................    28,990     4,944        --     33,934
                                        --------   -------   --------  --------
Total assets..........................  $136,420   $33,290   $(18,804) $150,906
                                        ========   =======   ========  ========
Current and total liabilities.........    53,430     8,299    (18,804)   42,925
Stockholders' equity..................    82,990    24,991        --    107,981
                                        --------   -------   --------  --------
                                        $136,420   $33,290   $(18,804) $150,906
                                        ========   =======   ========  ========
December 31, 1998
Current assets........................  $167,921   $29,571   $(24,908) $172,584
Non-current assets....................   485,667    31,653        --    517,320
                                        --------   -------   --------  --------
Total assets..........................  $653,588   $61,224   $(24,908) $689,904
                                        ========   =======   ========  ========
Current liabilities...................   325,471     5,413    (24,908)  305,976
Non-current liabilities...............    27,924       --         --     27,924
8% Preferred Stock....................   172,380       --         --    172,380
Stockholders' equity..................   154,813    28,811        --    183,624
                                        --------   -------   --------  --------
                                        $680,588   $34,224   $(24,908) $689,904
                                        ========   =======   ========  ========

                            MARVEL ENTERPRISES, INC.

                            (formerly Toy Biz, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                               December 31, 1998

                                                  Issuer
                                                   and         Non-
                                                Guarantors  Guarantors   Total
                                                ----------  ---------- ---------
                                                        (in thousands)
Year Ended December 31, 1996
Cash Flows From Operating Activities:
Net Income..................................... $   3,526    $13,161   $  16,687
                                                =========    =======   =========
  Net cash provided by (used in) operating
   activities..................................      (191)      (681)       (872)
  Net cash provided by (used in) investing
   activities..................................   (24,024)       176     (23,848)
  Net cash provided by (used in) financing
   activities..................................     8,258        --        8,258
                                                ---------    -------   ---------
Net increase (decrease) in cash................   (15,957)      (505)    (16,462)
Cash, at beginning of period...................    21,108      1,376      22,484
                                                ---------    -------   ---------
Cash, at end of period......................... $   5,151    $   871   $   6,022
                                                =========    =======   =========
Year Ended December 31, 1997
Cash Flows From Operating Activities:
Net Income..................................... $ (34,563)   $ 5,098   $ (29,465)
                                                =========    =======   =========
  Net cash provided by (used in) operating
   activities..................................    13,191       (440)     12,751
  Net cash provided by (used in) investing
   activities..................................   (22,503)       203     (22,300)
  Net cash provided by (used in) financing
   activities..................................    11,123        --       11,123
                                                ---------    -------   ---------
Net increase (decrease) in cash................     1,811       (237)      1,574
Cash, at beginning of period...................     5,151        871       6,022
                                                ---------    -------   ---------
Cash, at end of period......................... $   6,962    $   634   $   7,596
                                                =========    =======   =========
Year Ended December 31, 1998
Cash Flows From Operating Activities:
Net Income..................................... $ (36,429)   $ 3,819   $ (32,610)
                                                =========    =======   =========
  Net cash provided by (used in) operating
   activities..................................    28,454        545      28,999
  Net cash provided by (used in) investing
   activities..................................  (272,634)       230    (272,404)
  Net cash provided by (used in) financing
   activities..................................   279,500        --      279,500
                                                ---------    -------   ---------
Net increase (decrease) in cash................    35,320        775      36,095
Cash, at beginning of period...................     6,962        634       7,596
                                                ---------    -------   ---------
Cash, at end of period......................... $  42,282    $ 1,409   $  43,691
                                                =========    =======   =========

                            MARVEL ENTERPRISES, INC.

                            (formerly Toy Biz, Inc.)

                                  SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS

                                      Allowances
                           Balance    Acquired in Charged to Sales Charged to             Balance
                         at Beginning     MEG       or Costs and     Other                at End
      Description         of Period   Acquisition     Expenses      Accounts  Deductions of Period
      -----------        ------------ ----------- ---------------- ---------- ---------- ---------
                                                      (in thousands)
Year Ended December 31,
 1996
Allowances included in
 Accounts Receivable.
 Net:
Doubtful accounts--
 current................   $   516         --             --          --            31    $   485
Advertising, markdowns,
 returns, volume
 discounts and other....    10,755         --          39,317(2)      --        35,216     14,856
Year Ended December 31,
 1997
Allowances included in
 Accounts Receivable.
 Net:
Doubtful accounts--
 current................       485         --             --          --            55        430
Advertising, markdowns,
 returns, volume
 discounts, and other...    14,856         --          55,746(2)      --        41,215     29,387
Year Ended December 31,
 1998
Allowances included in
 Accounts Receivable.
 Net:
Doubtful accounts--
 current................       430       3,112            409(1)      --           343      3,608
Doubtful accounts--non-
 current................       --          521            --          --           --         521
Advertising, markdowns,
 returns, volume
 discounts and other....    29,387       6,255         33,998(2)      --        48,325     21,315

--------
(1) Charged to costs and expenses.
(2) Charged to sales.